Exhibit 10.3

AMENDMENT NO. 1

TO

ANDOVER NATIONAL CORPORATION

AMENDMENT NO. 1, dated as of February 1, 2021 (this "Amendment"), to the 2019 Equity Incentive Plan (as amended, the "Plan") of Andover National Corporation, a Delaware corporation (the "Corporation").

WHEREAS, the Corporation maintains the Plan, effective as of January 9, 2019; and

WHEREAS, the Board of Directors of the Corporation has the authority to amend the Plan pursuant to Section 31 thereof.

NOW, THEREFORE, BE IT RESOLVED that, effective as of the date hereof, Section 3(a) of the Plan is hereby amended as follows:

“(a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be 1,550,595, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization, or similar transaction in accordance with Paragraph 25 of the Plan; provided, however, that such amount shall not be subject to adjustment in connection with the reincorporation of the Corporation in another jurisdiction.”

All other terms and conditions of the Plan not otherwise modified hereby shall remain in full force and effect.

 IN WITNESS WHEREOF, the Company has executed this Amendment to the Plan as of February 1, 2021.

ANDOVER NATIONAL CORPORATION

By:	/s/ Jeffrey C. Piermont
Name:	Jeffrey C. Piermont
Title:	President and Chief Operating Officer